Exhibit 1.1

ANGEL OAK MORTGAGE REIT, INC.

Common Stock

(par value $0.01 per share)

At Market Issuance Sales Agreement

August 8, 2024

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, New York 10171

BTIG, LLC

65 East 55th Street
New York, New York, 10022

Piper Sandler & Co.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

Ladies and Gentlemen:

Each of Angel Oak Mortgage REIT, Inc., a Maryland corporation (the “Company”), Angel Oak Mortgage Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership,” and together with the Company, the “Transaction Entities”), and Falcons I, LLC, a Delaware limited liability company (the “Manager”) confirms its respective agreement (this “Agreement”) with B. Riley Securities, Inc. (“B. Riley Securities”), BTIG, LLC (“BTIG”), Piper Sandler & Co. (“Piper Sandler”), RBC Capital Markets, LLC (“RBC Capital Markets”) and Wells Fargo Securities, LLC (“Wells Fargo Securities” and each of B. Riley Securities, BTIG, Piper Sandler, RBC Capital Markets and Wells Fargo Securities individually an “Agent” and collectively the “Agents”) as follows:

1.            Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through or to the Agents, as sales agent or principal, shares (the “Placement Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”); provided however, that in no event shall the Company issue or sell through or to the Agents such number or dollar amount of Placement Shares that (a) exceeds the number of shares or dollar amount of shares of Common Stock registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made or (b) exceeds an aggregate gross sales price for the Placement Shares sold pursuant to this Agreement of $75,000,000 in the aggregate (the lesser of (a) or (b) the “Maximum Amount”) and provided further, however, that in no event shall the aggregate number of Placement Shares sold pursuant to this Agreement exceed the number of authorized but unissued shares of Common Stock. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that the Agents shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through or to the Agents will be effected pursuant to the Registration Statement, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Placement Shares.

The Company agrees that whenever it determines to sell Placement Shares directly to an Agent as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Schedule 1 hereto, relating to such sale in accordance with Section 5(a) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this Agreement and any applicable Terms Agreement.

The Company and the Operating Partnership have filed, in accordance with the provisions of the Securities Act of 1933, as amended and the rules and regulations thereunder (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3 (File Nos. 333-280531 and 333-280531-01), including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder (the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement specifically relating to the Placement Shares (the “Prospectus Supplement”). The Company will furnish to the Agents, for use by the Agents, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) or deemed to be a part of such registration statement pursuant to Rule 430B, or any subsequent registration statement on Form S-3 filed pursuant to Rule 415(a)(6) by the Company to cover any Placement Shares, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated or deemed incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 (as qualified by Rule 430B(g)), included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such base prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated or deemed incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”).

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

Certain terms used in this Agreement are defined in Section 29 hereof.

2.            Placements. Each time that the Company wishes to issue and sell Placement Shares hereunder (each such transaction, a “Placement”), it will notify an Agent (the “Designated Agent”) by electronic mail (or other method mutually agreed to in writing by the parties) of the number of Placement Shares to be sold, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 2. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 4 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Designated Agent set forth on Schedule 4, as such Schedule 4 may be amended from time to time. The Placement Notice shall be effective immediately upon receipt by the Designated Agent unless and until (i) the Designated Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares thereunder has been sold, (iii) the Company suspends or terminates the Placement Notice, which suspension and termination rights may be exercised by the Company in its sole discretion, or (iv) this Agreement has been terminated under the provisions of Section 15. The amount of any discount, commission or other compensation to be paid by the Company to the Designated Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor the Designated Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Designated Agent and the Designated Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of Sections 2 or 3 of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.            Sale of Placement Shares by the Agents. Subject to the terms and conditions of this Agreement, for the period specified in a Placement Notice, the Designated Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the “Exchange”), to sell the Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Designated Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Designated Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Designated Agent (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of a Placement Notice, the Designated Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415, including, without limitation, sales made by means of ordinary brokers’ transactions, or sales made to or through a market maker other than on an exchange or through an electronic communications network. Subject to the terms of a Placement Notice, the Designated Agent may also sell Placement Shares by any other method permitted by law, including but not limited to block transactions and privately negotiated transactions. “Trading Day” means any day on which shares of Common Stock are purchased and sold on the Exchange.

4.            Suspension of Sales. The Company or the Designated Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 4, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 4), suspend any sale of Placement Shares (a “Suspension”); provided, however, that such Suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. While a Suspension is in effect, any obligation under Sections 8(l), 8(m), and 8(n) with respect to the delivery of certificates, opinions, or comfort letters to the Agents, shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 4 hereto, as such Schedule may be amended from time to time.

The Company acknowledges and agrees that any sale of Placement Shares shall be suspended at any time during which the Company is in possession of material non-public information and the Company shall not offer or sell, or instruct an Agent to offer or sell, any Placement Shares through or to such Agent, during any such period and the Company shall notify any Agent to suspend any pending Placement Notice at the start of any such period, and each Agent shall be entitled to rely on the absence of any such notice regarding the period above to mean that the Company is not in possession of material non-public information.

5.            Sale and Delivery to the Designated Agent; Settlement.

a.            Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Designated Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Designated Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange to sell such Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Designated Agent will be successful in selling Placement Shares, (ii) the Designated Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange to sell such Placement Shares as required under this Agreement, (iii) the Designated Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Designated Agent and the Company and (iv) Placement Shares purchased from the Company by a Designated Agent as principal shall be made in accordance with the terms agreed upon between the Designated Agent and the Company as evidenced by a Terms Agreement; a Designated Agent’s commitment to purchase Placement Shares from the Company as principal shall be deemed to be made on the basis of the accuracy of the representation and warranties of the Transaction Entities and the Manager, and performance by the Transaction Entities and the Manager of their covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth; at the time of each Terms Agreement, the Designated Agent shall specify the requirements, if any, for the officer’s certificate, opinions and letters of accountants and counsel pursuant to Sections 8(l), (m) and (n) hereof. In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

b.            Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the first (1st) Trading Day (or such other day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The Designated Agent shall notify the Company of each sale of Placement Shares no later than the opening day following the Trading Day that the Designated Agent sold Placement Shares. The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Designated Agent, after deduction for (i) the Designated Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

c.            Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Designated Agent’s or its designee’s account (provided the Designated Agent shall have given the Company written notice of such designee and such designee’s account information at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Designated Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date through no fault of the Designated Agent, then in addition to and in no way limiting the rights and obligations set forth in Section 13(a) hereto, it will (i) hold the Designated Agent harmless against any loss, claim, damage, or reasonable, documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Designated Agent (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

d.            Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number or dollar amount of Placement Shares sold pursuant to this Agreement would exceed the lesser of (i) together with all sales of Placement Shares under this Agreement, the Maximum Amount, (ii) the amount available for offer and sale under the currently effective Registration Statement and (iii) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Designated Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Designated Agent in writing.

e.            Sales Through Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Placement Shares shall only be effected by or through the Designated Agent, and only a single Agent, on any single given date, and in no event shall the Company request that more than one Agent sell the Placement Shares on the same day; provided however that (i) the foregoing limitation shall not apply to (A) exercise of any option, warrant, right or any conversion privilege set forth in the instruction governing such securities, (B) sales solely to employees, directors or security holders of the Company or its subsidiaries, or (C) to a trustee or other person acquiring such securities for the accounts of such person and (ii) such limitation shall not apply (A) on any day during which no sales are made pursuant to this Agreement or (B) during a period in which the Company has notified the Agents that it will not sell Common Stock under this Agreement and (1) no Placement Notice is pending or (2) after a Placement Notice has been withdrawn.

6.            Representations and Warranties of the Transaction Entities. Except as disclosed in the Registration Statement or Prospectus (including the Incorporated Documents), each of the Transaction Entities, jointly and severally, represents and warrants to, and agrees with each of the Agents that as of the date of this Agreement, as of each Applicable Time and as of each Settlement Date, unless such representation, warranty or agreement specifies a different date or time:

a.            Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act and the Placement Shares have been duly registered under the Securities Act pursuant to the Registration Statement. Each of the Registration Statement and any post-effective amendments thereto have been declared effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Registration Statement was initially filed with the Commission on June 27, 2024, and declared effective by the Commission on July 9, 2024. The Prospectus Supplement will name each of the Agents as the agents in the section entitled “Plan of Distribution.” The Registration Statement and the offer and sale of Placement Shares as contemplated hereby meet the requirements of Rule 415 and comply in all material respects with Rule 415.

b.            Registration Statement, Prospectus and Disclosure. At the respective times that the Registration Statement and any amendments to any of the foregoing were declared or became effective, as the case may be, at each Applicable Time, and at each Settlement Date, the Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the Securities Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b), at each Applicable Time and at each Settlement Date, and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of the Placement Shares (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Prospectus and any amendments or supplements to the Prospectus filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424, or delivered to the Agents for use in connection with the offering of the Placement Shares, and any Issuer Free Writing Prospectus or any amendment or supplement thereto, filed or delivered to the Agents for use in connection with the offering of the Placement Shares complied when so filed or when so delivered, as the case may be, in all material respects with the Securities Act.

At the respective times that the Registration Statement or any amendment to any of the foregoing were filed and as of the earliest time after the filing of the Registration Statement that the Company or any other offering participant made a bona fide offer of the Placement Shares within the meaning of Rule 164(h)(2), and at the date hereof, the Company was not, is not and will not be, as applicable, an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Registration Statement and any amendments to any of the foregoing and the copies of each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Agents in connection with the offering of the Placement Shares were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Agents, and any similar terms, include, without limitation, electronic delivery.

Each Issuer Free Writing Prospectus (if any), as of its issue date and at all subsequent times through the completion of the public offering and sale of the Placement Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus that has not been superseded or modified.

The representations and warranties in this subsection (b) shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any amendments or supplements thereto or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the Agent Information (as defined in Section 13(b)).

c.            Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

d.            Independent Accountants. KPMG LLP, who certified the financial statements and any supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (the “PCAOB”).

e.            Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and all such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved and comply in all material respects with all applicable accounting requirements under the Securities Act or the Exchange Act. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein in all material respects. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement and the Prospectus comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Commission, to the extent applicable.

f.             No Material Adverse Change in Business. Except as otherwise disclosed therein, since the respective dates as of which information is given in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or prospects of the Transaction Entities and their respective subsidiaries taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”); (ii) neither of the Transaction Entities nor any of their respective subsidiaries has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Transaction Entities and their respective subsidiaries, taken as a whole, and neither of the Transaction Entities nor any of their respective subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (iii) there has been no dividend or distribution of any kind declared, paid or made by either of the Transaction Entities on any class of its capital stock or, in the case of the Operating Partnership, units of limited partner interest in the Operating Partnership (“OP Units”).

g.            Good Standing of the Company. The Company (i) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and (ii) has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and (iii) is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in the cases of clause (iii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

h.            Good Standing of the Operating Partnership. The Operating Partnership (i) has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and (ii) has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and (iii) is duly qualified as a foreign limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in the cases of clause (iii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Angel Oak Mortgage OP GP, LLC (the “General Partner”), is the sole general partner of the Operating Partnership.

i.             Good Standing of Subsidiaries. Each subsidiary of the Company other than the Operating Partnership (i) has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement or the Prospectus and (iii) is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in the cases of clause (iii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding shares of capital stock of each subsidiary of the Company that is a corporation, all of the issued and outstanding partnership interests of each subsidiary of the Company (including the Operating Partnership) that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any Lien; and none of the issued and outstanding shares of capital stock of any such subsidiary that is a corporation, none of the issued and outstanding partnership interests of any such subsidiary that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any such subsidiary that is a limited liability company was issued in violation of any pre-emptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 6(1) hereto and Exhibit 6(1) accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such subsidiary and, in the case of any subsidiary which is a partnership or limited liability company, its general partners and managing members, respectively.

j.             Capitalization. The Company has the capitalization described in the Prospectus. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance with all applicable foreign, state and federal securities and “blue-sky” laws; and none of the outstanding shares of capital stock of the Company was issued in violation of any pre-emptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

k.            Operating Partnership Interests. There are no authorized or outstanding options, warrants, pre-emptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any OP Units or other ownership interests of the Operating Partnership, other than those described in the Registration Statement and the Prospectus. The aggregate ownership percentage of the Company and the General Partner of the OP Units is as set forth in the Registration Statement and the Prospectus.

l.             Management Agreement and Operating Partnership Agreement. The Management Agreement has been duly authorized, executed and delivered by each of the Transaction Entities and constitutes a valid and binding agreement of the Transaction Entities, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles. The Operating Partnership Agreement has been duly authorized, executed and delivered by the Company and the General Partner and constitutes a valid and binding agreement of the Company and the General Partner, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

m.            Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities.

n.            Authorization of Placement Shares. The Placement Shares to be sold by the Company under this Agreement have been duly authorized for issuance and sale pursuant to this Agreement, and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Placement Shares is or will be subject to personal liability by reason of being such a holder; and the issuance and sale of the Placement Shares to be sold by the Company under this Agreement are not subject to any pre-emptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

o.            Description of Stock. The Common Stock conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus.

p.            Absence of Defaults and Conflicts. Neither of the Transaction Entities nor any of their respective subsidiaries is (i) in violation of its Organizational Documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Placement Shares and the use of the proceeds from the sale of the Placement Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by each of the Transaction Entities with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of either of the Transaction Entities or any of their respective subsidiaries pursuant to, any Company Documents, except for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Organizational Documents of either of the Transaction Entities or any of their respective subsidiaries or (ii) except as would not reasonably be expected to result in a Material Adverse Effect, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over either of the Transaction Entities or any of their respective subsidiaries or any of their respective assets, properties or operations.

q.            Absence of Labor Dispute. No labor dispute with the employees of either of the Transaction Entities, any of their respective subsidiaries or the Manager exists or, to the knowledge of the Transaction Entities, is imminent, and neither of the Transaction Entities is aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Transaction Entities, any of their respective subsidiaries or the Manager which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

r.            Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Transaction Entities, threatened, against either of the Transaction Entities or any of their respective subsidiaries which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Transaction Entities of their respective obligations under this Agreement.

s.            Accuracy of Descriptions and Exhibits. The information in the Prospectus under the captions “Risk Factors—Risks Related to our Organizational Structure,” “Risk Factors—Risks Related to our REIT Qualification and Certain Other U.S. Federal Income Tax Items,” “Risk Factors—Risks Related to Our Company—Maintenance of our exclusion from regulation as an investment company under the Investment Company Act imposes significant limitations on our operations,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Description of Existing Financing Arrangements,” “Certain Provisions of Maryland Law and of our Charter and Bylaws,” “Certain Relationships and Related Party Transactions,” “Description of Stock,” and “Material U.S. Federal Income Tax Considerations,” and the information in the Registration Statement under Item 15, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of either of the Transaction Entities’ Organizational Documents or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement and the Prospectus of any other Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

t.             Possession of Intellectual Property. Except as would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect, (i) the Transaction Entities and their respective subsidiaries own and possess or have valid and enforceable licenses to use, all patents, patent rights, patent applications, licenses, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trade marks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (collectively, “Intellectual Property”) that is described in the Registration Statement or the Prospectus or that is necessary for the conduct of their respective businesses as currently conducted and as described in the Registration Statement and the Prospectus; (ii) neither of the Transaction Entities nor any of their respective subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property; (iii) there are no third parties who have or, to the knowledge of the Transaction Entities, will be able to establish rights to any Intellectual Property of the Transaction Entities or any of their respective subsidiaries, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement and the Prospectus disclose is licensed to the Transaction Entities or any of their respective subsidiaries; (iv) there is no pending or, to the knowledge of the Transaction Entities, threatened action, suit, proceeding or claim by others challenging the Transaction Entities’ or any of their respective subsidiaries’ rights in or to any such Intellectual Property, or challenging the validity, enforceability or scope of any such Intellectual Property, or asserting that either of the Transaction Entities or any of their respective subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement or the Prospectus, infringe or violate, any Intellectual Property of others, and the Transaction Entities are unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; and (v) the Transaction Entities and their respective subsidiaries have complied with the terms of each agreement pursuant to which any Intellectual Property has been licensed to the Transaction Entities or any of their respective subsidiaries, all such agreements are in full force and effect, and the Transaction Entities are unaware of any event or condition that has occurred or exists that gives or, with notice or passage of time or both, would give any person the right to terminate any such agreement.

u.            Absence of Further Requirements. (i) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (ii) no authorization, approval, waiver or consent under any Company Document, and (iii) no authorization, approval, vote or consent of any other person or entity, is necessary or required for the authorization, execution, delivery or performance by the Transaction Entities of this Agreement, for the offering of the Placement Shares as contemplated by this Agreement, for the issuance, sale or delivery of the Placement Shares to be sold by the Transaction Entities pursuant to this Agreement or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement and the Prospectus, except such as have been obtained under the Securities Act and the Exchange Act and except that no representation is made as to such as may be required under state or foreign securities laws.

v.            Possession of Licenses and Permits. The Transaction Entities and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; and, except as would not, individually or in the aggregate, result in a Material Adverse Effect, neither of the Transaction Entities nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

w.            Title to Property. The Transaction Entities and their respective subsidiaries have good and marketable title to all real property owned by any of them (if any) and good title to all other properties and assets owned by any of them, in each case, free and clear of all Liens except such as (i) are described in the Registration Statement and the Prospectus or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all real property, buildings and other improvements, and all equipment and other property, held under lease or sublease by the Transaction Entities or any of their respective subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with such exceptions as would not reasonably be expected to have a Material Adverse Effect; and neither of the Transaction Entities nor any of their respective subsidiaries has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Transaction Entities or any of their respective subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Transaction Entities or any of their respective subsidiaries to the continued possession of the leased or subleased premises, or to the continued use of the leased or subleased equipment or other property, except for such claims which, if successfully asserted against the Transaction Entities or any of their respective subsidiaries, would not, individually or in the aggregate, result in a Material Adverse Effect.

x.            Investment Company Act. Neither of the Transaction Entities nor any of their respective subsidiaries are, and upon the issuance and sale of the Placement Shares as herein contemplated and the receipt and application of the net proceeds therefrom as described the Prospectus under the caption “Use of Proceeds,” will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

y.            Environmental Laws. Except as described in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) neither of the Transaction Entities nor any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Transaction Entities and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws to conduct the business now operated by them and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of either Transaction Entity, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Transaction Entities or any of their respective subsidiaries and (iv) to the knowledge of the Transaction Entities, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Transaction Entities or any of their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

z.            Absence of Registration Rights. There are no persons with (i) registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (ii) co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Placement Shares, except in each case for any such rights that have been duly waived in writing; and the Company has given all notices required by, and has otherwise complied with its obligations under, all registration rights agreements, co-sale agreements, tag-along agreements and other similar agreements in connection with the transactions contemplated by this Agreement.

aa.          Exchange. The outstanding shares of Common Stock have been approved for listing on the Exchange. The Placement Shares shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

bb.         Tax Returns. The Transaction Entities and their respective subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure to so file would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid to the extent that any of the foregoing is due and payable, except for any such tax that is currently being contested in good faith and except for such taxes the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

cc.          Insurance. The Transaction Entities and their respective subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Transaction Entities and their respective subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Transaction Entities or any of their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Transaction Entities nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

dd.          Accounting and Disclosure Controls. The Company and its subsidiaries maintain effective “internal control over financial reporting” (as defined in Rule 13a-15 of the Exchange Act) and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly represents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement and the Prospectus, since the incorporation of the Company, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has adversely affected, or is reasonably likely to adversely affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

The Company’s independent public accountants and the audit committee of the Company’s board of directors have been advised of: (i) all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Company’s internal control over financial reporting that have adversely affected, or are reasonably likely to adversely affect, the ability of the Company and its subsidiaries to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

ee.          Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

ff.            Pending Proceedings and Examinations; Comment Letters. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act. The Company has provided the Agents with true, complete and correct copies of any written comments received from the Commission by the Company or its legal counsel or accountants with respect to the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendments or supplements to any of the foregoing and of all written responses thereto, and no such comments remain unresolved.

gg.          Absence of Manipulation. Neither of the Transaction Entities has taken, nor will it take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.

hh.          Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects and accurately reflect the materials upon which such data is based or from which it was derived.

ii.            No Unlawful Payments. Neither of the Transaction Entities nor any of their respective subsidiaries nor any director, officer or employee of the Transaction Entities or any of their respective subsidiaries nor, to the knowledge of the Transaction Entities, any agent, affiliate or other person associated with or acting on behalf of the Transaction Entities or any of their respective subsidiaries or affiliates is aware of or has taken any action, directly or indirectly, that has resulted or would result in (i) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) a violation by any such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws (collectively, the “Anti-Corruption Laws”); or (iv) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Transaction Entities and their respective subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. Neither of the Transaction Entities nor their respective subsidiaries will use, directly or indirectly, the proceeds of the offering of the Placement Shares for the purpose of funding or facilitating offering, paying, promising to pay or authorizing the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

jj.            Compliance with Money Laundering Laws. The operations of each of the Transaction Entities and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Transaction Entities or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened against the Transaction Entities or any of their respective subsidiaries.

kk.          No Conflicts with Sanction Laws. Neither of the Transaction Entities nor any of their respective subsidiaries, directors, officers or employees, nor, to the knowledge of the Transaction Entities, any agent, employee or affiliate or other person associated with or acting on behalf of the Transaction Entities or any of their respective subsidiaries is, or is owned or controlled by one or more persons that are, currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, OFAC or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic regions of Ukraine, and the non-government controlled areas of Kherson and Zaporizhzhia regions of Ukraine (each, a “Sanctioned Country”); and the Transaction Entities will not directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (ii) to fund or facilitate any activities of or any business in any Sanctioned Country or (iii) in any other manner that could result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of any Sanctions. For the past ten years, the Transaction Entities and their respective subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country.

ll.            ERISA Compliance. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to a Plan (as defined below) determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the IRS, the U.S. Department of Labor, the U.S. Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Company or any of its ERISA Affiliates (as defined below) that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its ERISA Affiliates that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Each Plan is and has been operated and administered in accordance with its terms and applicable law, and is in compliance in form with ERISA, the Code (including, where intended to be qualified under Section 401(a) of the Code, such Plan has been determined by the IRS to be so qualified or is in the process of being approved by the IRS) and all other applicable federal, state or local laws and regulations save where any failure to comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (v) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its ERISA Affiliates compared to the amount of such contributions made in the Company’s or the ERISA Affiliate’s most recently completed fiscal year; (w) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Financial Accounting Board Accounting Standards Codification Topic 715-60) of the Company and its subsidiaries compared to the amount of such obligations in the Company’s most recently completed fiscal year; (x) any event or condition giving rise to any actual or contingent, direct or indirect liability under Title IV or Section 302 of ERISA or Section 412 of the Code that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; (y) the filing of a claim by one or more employees or former employees of the Company or any of its ERISA Affiliates related to its or their employment that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (z) one or more nonexempt prohibited transactions under Section 406 of ERISA or Section 4975 of the Code that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. For purposes of this paragraph and the definition of ERISA, the term “Plan” means an “employee benefit plan” or “plan” (within the meaning of Section 3(3) of ERISA or Section 4975(e)(1) of the Code) with respect to which the Company or any of its ERISA Affiliates may have any actual or contingent, direct or indirect liability and the term “ERISA Affiliate” means any person that would be deemed at any relevant time to be a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code or under common control with the Company under Section 4001 of ERISA.

mm.         Lending and Other Relationship. Except as disclosed in the Registration Statement and the Prospectus, (i) neither of the Transaction Entities nor any of their respective subsidiaries has any material lending or similar relationship with any Agent or any bank or other lending institution affiliated with any Agent; or (ii) the Transaction Entities will not, directly or indirectly, use any of the proceeds from the sale of the Placement Shares by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by any Agent or any of its “affiliates” or “associated persons” (as such terms are used in FINRA Rule 5121) or otherwise direct any such proceeds to any Agent or any of its “affiliates” or “associated persons” (as so defined).

nn.          Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Placement Shares to be sold by the Company to the Agents hereunder.

oo.          Related Party Transactions. There are no business relationships or related party transactions involving the Transaction Entities or any of their respective subsidiaries or, to the knowledge of the Transaction Entities, any other person that are required to be described in the Registration Statement or the Prospectus that have not been described as required.

pp.          Offering Materials. Without limitation to the provisions of Section 25 hereof, the Company has not distributed and will not distribute, directly or indirectly (other than through the Agents), any “written communication” (as defined Rule 405) or other offering materials in connection with the offering or sale of the Placement Shares, other than the Prospectus, any amendment or supplements to any of the foregoing that are filed with the Commission and any Permitted Free Writing Prospectuses (as defined in Section 25).

qq.          No Restrictions on Dividends. Neither of the Transaction Entities nor any of their respective subsidiaries is a party to or otherwise bound by any instrument or agreement that limits or prohibits, directly or indirectly, the Company from paying any dividends or making other distributions on its capital stock, and no subsidiary of the Company, including the Operating Partnership, is a party to or otherwise bound by any instrument or agreement that limits or prohibits, directly or indirectly, any subsidiary, including the Operating Partnership, of the Company from paying any dividends or making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Transaction Entities or any of their respective subsidiaries, in each case except as described in the Registration Statement and the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect.

rr.            Brokers. There is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for fees payable to the Agents in connection with the sale of the Placement Shares by the Agents pursuant to this Agreement.

ss.            Real Estate Investment Trust. Commencing with its taxable year ended December 31, 2019, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code and all applicable regulations under the Code, and its form of organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code and all applicable regulations under the Code.

tt.            Cybersecurity. Except as disclosed in the Registration Statement and the Prospectus, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to either of the Transaction Entities’ and their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Transaction Entities and their respective subsidiaries, and any such data processed or stored by third parties on behalf of the Transaction Entities and their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and the Transaction Entities and their respective subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data. The Transaction Entities and their respective subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification. The Transaction Entities and their respective subsidiaries have implemented controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

Any certificate signed by an officer of either of the Transaction Entities and delivered to the Agents or to counsel for the Agents pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Transaction Entities, as applicable, to the Agents as to the matters set forth therein.

7.            Representations and Warranties of the Manager. Except as disclosed in the Registration Statement or Prospectus (including the Incorporated Documents), the Manager represents and warrants to, and agrees with each of the Agents that as of the date of this Agreement, as of each Applicable Time and as of each Settlement Date, unless such representation, warranty or agreement specifies a different date or time:

a.            Organization and Good Standing. The Manager (i) has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and (ii) has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the Management Agreement and (iii) is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in cases of clause (iii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or other), results of operations, business, properties, management or prospects of the Manager (a “Manager Material Adverse Effect”).

b.            Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Manager.

c.            Authorization of the Management Agreement. The Management Agreement has been duly authorized, executed and delivered by the Manager, and constitutes a valid and legally binding agreement of the Manager enforceable against the Manager in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

d.            Manager-Related Disclosure. The information regarding the Manager and its affiliates (other than the Company and its subsidiaries) in the Registration Statement or Prospectus is true and correct in all material respects. As of the date of this Agreement, the Manager has no plan or intention to materially alter its investment policy or investment allocation policy with respect to the Company as described in the Registration Statement and the Prospectus.

e.            Absence of Defaults and Conflicts. The Manager is not (i) in violation of its Organizational Documents or (ii) in violation of or in default under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which it is a party or by which it, or any of its properties, is bound, except in the case of clause (ii) as would not, individually or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Placement Shares and the use of the proceeds from the sale of the Placement Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Manager with its obligations under this Agreement and the Management Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of or violation of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of the Manager pursuant to, any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, leases or other instruments or agreements to which the Manager is a party, except for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Manager or (ii) except as would not reasonably be expected to result in a Manager Material Adverse Effect, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or any of its assets, properties or operations.

f.            Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the authorization, execution, delivery or performance by the Manager of this Agreement and the Management Agreement, the consummation of the transactions contemplated by this Agreement and the Management Agreement, and in connection with the offering, issuance and sales of the Placement Shares by the Company, except such as have been obtained or made and except that no representation is made as to such as may be required under state or foreign securities laws.

g.            No Consents Required. Except as described in the Registration Statement and the Prospectus, no consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Manager of each of this Agreement or the consummation of the transactions contemplated by this Agreement.

h.            No Material Adverse Change in Business. Except as otherwise disclosed therein, since the respective dates as of which information is given in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there has been no material adverse change or any development that could reasonably be expected to result in a Manager Material Adverse Effect or that could prevent the Manager from carrying out its obligations under this Agreement.

i.             Legal Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened, against the Manager that might reasonably be expected, individually or in the aggregate, to result in a Manager Material Adverse Effect, or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Manager of its obligations under this Agreement.

j.             Employee Matters. The Manager has not been notified that any of the Manager’s officers, investment committee members, investment professionals or other key persons named in the Registration Statement and the Prospectus plans to terminate his or her employment or association with the Manager.

k.             Resources. The Manager has access to personnel and other resources reasonably necessary for the performance of the duties of the Manager set forth in the Management Agreement and as disclosed in the Registration Statement and the Prospectus.

l.             Possession of Licenses and Permits. The Manager possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; and, except as would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect, the Manager has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

m.            Accounting Controls. The Manager operates under the Company’s system of internal accounting controls in order to provide reasonable assurances that (i) transactions effectuated by it on behalf of the Company pursuant to its duties set forth in the Management Agreement are executed in accordance with management’s general or specific authorization and (ii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization.

n.            No Unlawful Payments. Neither the Manager nor any of its directors or officers nor, to the knowledge of the Manager, any manager, employee or agent of the Manager, in each case acting on behalf of the Manager, is aware of or has taken, directly or indirectly, any action that has resulted or would result in (i) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) a violation by any such person of any provision of the Anti-Corruption Laws; or (iv) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.

o.            Compliance with Money Laundering Laws. The operations of the Manager are and have been conducted at all times in material compliance with applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Manager with respect to the Anti-Money Laundering Laws is pending or, to the Manager’s knowledge, threatened.

p.            No Conflicts with Sanction Laws. Neither the Manager nor any of its directors or officers nor, to its knowledge, any manager, agent or employee of the Manager, in each case acting on behalf of the Manager is currently the subject of any Sanctions, nor located, organized or resident in a Sanctioned Country; and the Manager will not directly or, indirectly cause the Transaction Entities to directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) for the purpose of funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (ii) for the purpose of funding or facilitating any activities of or any business in any Sanctioned Country or (iii) in any other manner that could result in a violation by any person (including any person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of any Sanctions.

q.            Investment Advisers Act. The Manager is duly registered as an investment adviser with the Commission. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement and the Prospectus.

r.             Free Writing Prospectus. Without limitation to the provisions of Section 25 hereof, the Manager has not distributed and will not distribute, directly or indirectly (other than through the Agents), any “written communication” (as defined Rule 405) or other offering materials in connection with the offering or sale of the Placement Shares, other than the Prospectus, any amendment or supplements to any of the foregoing that are filed with the Commission and any Permitted Free Writing Prospectuses (as defined in Section 25).

s.            No Stabilization. The Manager has not taken, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Placement Shares.

8.            Covenants of the Transaction Entities. Each of the Transaction Entities covenants and agrees with each of the Agents that:

a.            Registration Statement Amendments. After the date of this Agreement and during any period in which a prospectus relating to any Placement Shares is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) (the “Prospectus Delivery Period”) (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to the Placement or for additional information related to the Placement, except no such notice shall be required for those documents available via EDGAR; (ii) the Company will prepare and file with the Commission, promptly upon the Agents’ request, any amendments or supplements to the Registration Statement or Prospectus that, upon the advice of the Company’s legal counsel, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agents (provided, however, that the failure of the Agents to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agents shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Shares or a security convertible into the Placement Shares (other than an Incorporated Document) unless a copy thereof has been submitted to the Agents within a reasonable period of time before the filing and the Agents have not reasonably objected thereto (provided, however, that (A) the failure of the Agents to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Transaction Entities or the Manager in this Agreement and (B) the Company has no obligation to provide the Agents any advance copy of such filing or to provide the Agents an opportunity to object to such filing if the filing does not name the Agents or does not relate to the transaction herein provided; and provided, further, that the only remedy the Agents shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement) and the Company will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 8(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

b.            Notice of Commission Stop Orders. The Company will advise the Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agents promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

c.            Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such Prospectus Delivery Period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Designated Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interest of the Company.

d.            Listing of Placement Shares. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions in the United States as the Agents reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities, file a general consent to service of process, or subject itself to taxation in any jurisdiction if it is not otherwise so subject.

e.            Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents and their counsel (at the reasonable expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agents may from time to time reasonably request and, at the Agents’ request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agents to the extent such document is available on EDGAR.

f.             Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. The Agents and the Company acknowledge and agree that the Company’s ordinary, timely filed periodic filings with the Commission pursuant to the Exchange Act may be used to satisfy this obligation to the extent consistent with the requirements set forth herein.

g.            Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

h.            Notice of Other Sales. Without the prior written consent of the Agents, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock during the period beginning on the date on which any Placement Notice is delivered to the Agents hereunder and ending on the third (3rd) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock prior to the termination of this Agreement; provided, however, that such restrictions will not apply in connection with the Company’s or the Operating Partnership’s, as the case may be, issuance or sale of (i) Common Stock, options to purchase Common Stock or Common Stock issuable (A) upon the exercise of options, pursuant to any stock option, or benefits plan, stock ownership plan or dividend reinvestment plan (but not Common Stock subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented or (B) upon the redemption of OP Units or otherwise pursuant to the terms of the Operating Partnership Agreement; (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agents, (iii) Common Stock, or securities convertible into or exercisable for Common Stock, offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of Common Stock hereby, (iv) Common Stock in connection with any acquisition, strategic investment or other similar transaction (including any joint venture, strategic alliance or partnership) and (v) OP Units pursuant to the terms of the Operating Partnership Agreement.

i.             Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice advise the Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agents pursuant to this Agreement.

j.             Due Diligence Cooperation. During the term of this Agreement, the Transaction Entities will cooperate with any reasonable due diligence review conducted by the Agents or their representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

k.            Required Filings Relating to Placement of Placement Shares. The Company agrees that to the extent required by applicable law and/or interpretations of the Commission, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through the Agents, the Net Proceeds to the Company and the compensation payable by the Company to the Agents with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

l.             Representation Dates; Transaction Entities’ Certificate. Each time during the term of this Agreement that the Company:

(i)            amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii)           files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended audited financial information or a material amendment to the previously filed Form 10-K);

(iii)          files its quarterly reports on Form 10-Q under the Exchange Act; or

(iv)          files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 (and all exhibits under Item 9.01 relating to Items 2.02 or 7.01) of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act;

(each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date.”)

the Transaction Entities shall furnish the Agents (but in the case of clause (iv) above only if any Agent reasonably determines that the information contained in such Form 8-K is material) with a certificate of their Chief Executive Officer and Chief Financial Officer, in the form attached hereto as Exhibit 8(1) (in the case of each Representation Date, such certificate shall be furnished within five Trading Days of such Representation Date). The requirement to provide a certificate under this Section 8(l) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, (i) upon the delivery of the first Placement Notice hereunder and (ii) if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 8(l), then before the Agents sell any Placement Shares, the Company shall provide the Agents with a certificate, in the form attached hereto as Exhibit 8(1), dated the date of the Placement Notice.

m.            Legal Opinion. On or prior to the date of the first Placement Notice given hereunder, the Company shall cause to be furnished to the Agents written opinions and a negative assurance letter of Sidley Austin LLP, counsel for the Transaction Entities and the Manager (“Company Counsel”), and the opinion of Venable LLP, special Maryland counsel to the Company (“Maryland Counsel”), or other counsel reasonably satisfactory to the Agents, each in form and substance reasonably satisfactory to the Agents, to the effect set forth in Exhibits 8(3), 8(4) and 8(5), respectively. In giving any such opinion, Sidley Austin LLP may rely as to matters involving the laws of the State of Maryland upon the opinion of Venable LLP or other Maryland counsel reasonably satisfactory to the Agents. Thereafter, within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 8(1) for which no waiver is applicable, the Company shall cause to be furnished to the Agents a negative assurance letter of Company Counsel in form and substance reasonably satisfactory to the Agents; provided that, in lieu of such negative assurance for subsequent periodic filings under the Exchange Act, counsel may furnish the Agents with a letter (a “Reliance Letter”) to the effect that the Agents may rely on the negative assurance letter previously delivered under this Section 8(m) to the same extent as if it were dated the date of such letter (except that statements in such prior letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).

n.            Comfort Letter. On or prior to the date of the first Placement Notice given hereunder and within five (5) Trading Days after each subsequent Representation Date, the Company shall cause its independent accountants to furnish the Agents letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 8(n). The Comfort Letter from the Company’s independent accountants shall be in a form and substance reasonably satisfactory to the Agents, (i) confirming that they are an independent public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

o.            Market Activities. The Transaction Entities will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Placement Shares or (ii) sell, bid for, or purchase Common Stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agents.

p.            Investment Company Act. The Transaction Entities will conduct their affairs in such a manner so as to reasonably ensure that neither the Transaction Entities nor their respective subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

q.            No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and the Agents in their capacity as agents hereunder pursuant to Section 25, neither of the Agents nor the Company (including its agents and representatives, other than the Agents in their capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

r.             Sarbanes-Oxley Act. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with GAAP, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company will maintain disclosure controls and procedures that comply with the requirements of the Exchange Act.

9.            Covenants of the Manager. The Manager covenants and agrees with each of the Agents that it will not take, directly or indirectly, any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Placement Shares.

10.          Representations and Covenants of the Agents. Each of the Agents represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which such Placement Shares will be offered and sold, except such states in which the Agent is exempt from registration or such registration is not otherwise required. Each of the Agents shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which it is exempt from registration or such registration is not otherwise required, during the term of this Agreement. Each of the Agents shall comply with all applicable law and regulations, including but not limited to Regulation M, in connection with the transactions contemplated by this Agreement, including the issuance and sale through such Agent of the Placement Shares.

11.          Payment of Expenses. The Transaction Entities, jointly and severally, agree to pay all expenses incident to the performance of the Transaction Entities’ obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing or electronic delivery of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Free Writing Prospectus, in such number as the Agents shall deem reasonably necessary, (ii) the printing and delivery to the Agents of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to the Agents, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to the Agents, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the reasonable and documented out-of-pocket fees and disbursements of counsel to the Agents (x)  not to exceed $85,000 in connection with the filing of this Agreement and (y) not to exceed $15,000 per quarter thereafter in connection with updates at the time of Representation Dates; provided, however, if a waiver contemplated by Section 8(l) is in effect, no such fees and disbursements of counsel to the Agents contemplated by clause (y) above shall be payable by the Company until the update at the time of the Representation Date and, in such case, shall be limited to $15,000 multiplied by the number of quarters for which the waiver contemplated by Section 8(l) has been in effect; (vi) the fees and expenses of the transfer agent and registrar for the Common Stock, (vii) the filing fees incident to any review by FINRA of the terms of the sale of the Placement Shares, and (viii) the fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange.

12.          Conditions to the Agents’ Obligations. The obligations of the Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Transaction Entities and the Manager herein (other than those representations and warranties made as of a specified date or time), to the due performance in all material respects by the Transaction Entities and the Manager of their obligations hereunder, to the completion by the Agents of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing reasonable satisfaction (or waiver by the Agents in their sole discretion) of the following additional conditions:

a.            Registration Statement Effectiveness. The Registration Statement shall remain effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

b.            No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or receipt by the Company of notification of the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or receipt by the Company of notification of the initiation of, or a threat to initiate, any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material Incorporated Document untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or any material Incorporated Document so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus or any material Incorporated Document, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

c.            No Misstatement or Material Omission. The Agents shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agents’ reasonable opinion is material, or omits to state a fact that in the Agents’ reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

d.            Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect, or any development that would cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act (a “Rating Organization”), or a public announcement by any Rating Organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a Rating Organization described above, in the reasonable judgment of the Agents (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

e.            Company Counsel and Maryland Counsel Legal Opinion. The Agents shall have received the opinion and negative assurance letter of Company Counsel and the opinion of Maryland Counsel required to be delivered pursuant to Section 8(m) on or before the date on which such delivery of such opinion and negative assurance letter are required pursuant to Section 8(m).

f.             Agents’ Counsel Legal Opinion. The Agents shall have received from Clifford Chance US LLP, counsel for the Agents, such opinion or opinions and negative assurance letter, on or before the date on which the delivery of the Company Counsel legal opinion is required pursuant to Section 8(m), with respect to such matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

g.            Comfort Letter. The Agents shall have received the Comfort Letter required to be delivered pursuant Section 8(n) on or before the date on which such delivery of such letter is required pursuant to Section 8(n).

h.            Transaction Entities’ Representation Certificate. The Agents shall have received the certificate required to be delivered pursuant to Section 8(l) on or before the date on which delivery of such certificate is required pursuant to Section 8(l).

i.             Manager Representation Certificate. On the date hereof and each date on which the Transaction Entities are required to furnish or cause to be furnished a certificate pursuant to Section 8(l), the Manager shall furnish or cause to be furnished to the Agent a certificate of the Co-President and Treasurer of the Manager (or persons having equivalent functions), in the form attached hereto as Exhibit 8(2).

j.             Chief Financial Officer’s Certificate. On the date hereof and each date on which the Transaction Entities are required to furnish or cause to be furnished a certificate pursuant to Section 8(l), the Agents shall have received a certificate, signed on behalf of the Company by the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to the Agents, certifying certain financial information contained in the Registration Statement and the Prospectus.

k.            Secretary’s Certificate of the Transaction Entities. On the date hereof and each date on which the Transaction Entities are required to furnish or cause to be furnished a certificate pursuant to Section 8(l), the Agents shall have received a certificate, signed on behalf of the Transaction Entities by the corporate Secretary of the Company, in form and substance satisfactory to the Agents and their counsel.

l.             Secretary’s Certificate of the Manager. On the date hereof and each date on which the Transaction Entities are required to furnish or cause to be furnished a certificate pursuant to Section 8(l), the Agents shall have received a certificate, signed on behalf of the Manager by its corporate Secretary, in form and substance satisfactory to the Agents and their counsel.

m.            No Suspension. Trading in the Common Stock shall not have been suspended on the Exchange and the Common Stock shall not have been delisted from the Exchange.

n.            Other Materials. On each date on which the Transaction Entities are required to deliver a certificate pursuant to Section 8(l), the Company shall have furnished to the Agents such appropriate further information, certificates and documents as the Agents may reasonably request and which are usually and customarily furnished by an issuer of securities in connection with a securities offering of the type contemplated hereby. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof.

o.            Securities Act Filings Made. All filings with the Commission required by Rule 424 to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

p.            Approval for Listing. The Placement Shares shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

q.            No Termination Event. There shall not have occurred any event that would permit the Agent to terminate this Agreement pursuant to Section 15(a).

13.          Indemnification and Contribution.

(a)          Transaction Entities’ Indemnification. Each of the Transaction Entities, jointly and severally, agrees to indemnify and hold harmless each Agent, its affiliates, and its officers, directors, employees, partners and members and each person, if any, who controls any Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 13(d) below) any such settlement is effected with the written consent of the Transaction Entities; and

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing for or defending against any such loss, liability, claim, damage or litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Agent for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Agents as aforesaid consists of the information described as such in Section 13(b) hereof.

(b)          Indemnification by the Agents. Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Transaction Entities, their respective directors, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls either of the Transaction Entities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 13(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by such Agent for use therein. The Company hereby acknowledges and agrees that the information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Plan of Distribution” in the Prospectus: the legal name of each of the Agents (the “Agent Information”).

(c)          Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder. Counsel to the indemnified parties shall be selected as follows: counsel to the Agents and the other indemnified parties referred to in Section 13(a) above shall be selected by the Agents, and counsel to the Transaction Entities and the other indemnified parties referred to in Section 13(b) above shall be selected by the Transaction Entities. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Agents and the other indemnified parties referred to in Section 13(a) above, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Transaction Entities and the other indemnified parties referred to in Section 13(b) above, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 13 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)          Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 13, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 13(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)          Contribution. If the indemnification provided for in this Section 13 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Agents on the other hand from the offering of the Placement Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities on the one hand and of the Agents on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Transaction Entities on the one hand and the Agents on the other hand in connection with the offering of the Placement Shares pursuant to this Agreement shall be deemed to be in the respective proportions as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Transaction Entities bear to the total compensation received by the Agents (before deducting expenses) from the sale of Placement Shares on behalf of the Company.

The relative fault of the Transaction Entities on the one hand and the Agents on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Agents on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Transaction Entities and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 13(e) were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 13(e). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 13(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 13(e), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Placement Shares sold by it to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 13(e), each affiliate of any Agent, each officer, director, employee, partner and member of any Agent, and each person, if any, who controls any Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Agent, and each director of the Transaction Entities, each officer of the Company who signed the Registration Statement, and each person, if any, who controls either of the Transaction Entities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Transaction Entities. The Agents’ respective obligations to contribute pursuant to this Section 13(e) are several in proportion to the respective number of Placement Shares they have sold hereunder, and not joint.

14.          Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 13 of this Agreement and all representations and warranties of the Transaction Entities and the Manager herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agents, any controlling persons, or the Transaction Entities or the Manager (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

15.          Termination.

a.            Each Agent may terminate this Agreement with respect to itself, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Effect or Manager Material Adverse Effect, or any development that is reasonably likely to have a Material Adverse Effect or Manager Material Adverse Effect that, in the sole judgment of such Agent, is material and adverse and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (3) if trading in the Common Stock has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Transaction Entities on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 11 (Payment of Expenses), Section 13 (Indemnification and Contribution), Section 14 (Representations and Agreements to Survive Delivery), Section 20 (Governing Law and Time; Waiver of Jury Trial) and Section 21 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If an Agent elects to terminate this Agreement as provided in this Section 15(a), such Agent shall provide the required notice as specified in Section 16 (Notices).

b.            The Transaction Entities shall have the right, by giving five (5) days’ notice as hereinafter specified, to terminate this Agreement in their sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 11 (Payment of Expenses), Section 13 (Indemnification and Contribution), Section 14 (Representations and Agreements to Survive Delivery), Section 20 (Governing Law and Time; Waiver of Jury Trial) and Section 21 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

c.            Each Agent shall have the right, by giving five (5) days’ notice as hereinafter specified, to terminate this Agreement with respect to itself in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 11 (Payment of Expenses) to the extent previously accrued prior to such termination, Section 13 (Indemnification and Contribution), Section 14 (Representations and Agreements to Survive Delivery), Section 20 (Governing Law and Time; Waiver of Jury Trial) and Section 21 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

d.            Unless earlier terminated pursuant to this Section 15, this Agreement shall automatically terminate upon the issuance and sale of the Placement Shares through the Agents having an aggregate gross sales price of the Maximum Amount except that the provisions of Section 11 (Payment of Expenses), Section 13 (Indemnification and Contribution), Section 14 (Representations and Agreements to Survive Delivery), Section 20 (Governing Law and Time; Waiver of Jury Trial) and Section 21 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

e.            This Agreement shall remain in full force and effect unless terminated pursuant to Sections 15(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 11 (Payment of Expenses), Section 13 (Indemnification and Contribution), Section 14 (Representations and Agreements to Survive Delivery), Section 20 (Governing Law and Time; Waiver of Jury Trial) and Section 21 (Consent to Jurisdiction) shall remain in full force and effect. Upon termination of this Agreement, the Transaction Entities shall not have any liability to an Agent for any discount, commission or other compensation with respect to any Placement Shares not otherwise sold by the Agent under this Agreement. To the extent this Agreement is terminated by one Agent or by the Transaction Entities with respect to one Agent pursuant to Sections 15(a), (b) or (c) above, this Agreement shall terminate only with respect to such Agent and shall remain in full force and effect with respect to the Transaction Entities and the other Agents, unless and until terminated pursuant to Sections 15(a), (b), (c) or (d) above.

f.            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by an Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

16.            Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agents, shall be delivered to:

B. Riley Securities, Inc.
299 Park Avenue, 7th Floor
New York, NY 10171
Attention:	General Counsel
Telephone:	(212) 457-9947
Email:	atmdesk@brileyfin.com

BTIG, LLC
65 East 55th Street
New York, New York 10022
Attention:	Equity Capital Markets
Email:	BTIGUSATMTrading@btig.com
With a copy which shall not constitute notice to General Counsel (IBLegal@btig.com) and Chief Compliance Officer (BTIGcompliance@btig.com)

Piper Sandler & Co.
1251 Avenue of the Americas
New York, New York 10020
Attention:	Jean Suh
Telephone:	(646) 477-1190
Email:	jean.suh@psc.com

RBC Capital Markets, LLC
200 Vesey Street, 8th Floor
New York, New York 10281-8098
Attention:	Equity Syndicate Department
Telephone:	(877) 822-4089
Email:	equityprospectus@rbccm.com

Wells Fargo Securities, LLC
500 West 33rd Street
New York, New York 10001
Attention:	Equity Syndicate Department
Fax Number:	(212) 214-5918

with a copy to:

Clifford Chance US LLP
Two Manhattan West
375 Ninth Avenue
New York, NY 10001-1696
Attention:	Andrew Epstein
Telephone:	(212) 878-8332
Email:	andrew.epstein@cliffordchance.com

and if to the Transaction Entities and the Manager, shall be delivered to:

Angel Oak Mortgage REIT, Inc.
3344 Peachtree Road NE, Suite 1725
Atlanta, GA 30326
Attention:	Brandon Filson
Telephone:	(404) 953-4900
Email:	brandon.filson@angeloakcapital.com

with a copy to:

Sidley Austin LLP
787 Seventh Avenue
New York, NY 10019
Attention:	J. Gerard Cummins and Adam Gross
Telephone:	(212) 839-5300
Email:	jcummins@sidley.com; adam.gross@sidley.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email, or by verifiable facsimile transmission on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

17.           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Transaction Entities, the Manager and each Agent and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 13 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither the Transaction Entities or the Manager on the one hand, nor any Agent, on the other hand, may assign its rights or obligations under this Agreement without the prior written consent of such other party.

18.           Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share consolidation, stock split, stock dividend, corporate domestication or similar event effected with respect to the Placement Shares.

19.          Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Transaction Entities, the Manager and the Agents. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

20.          GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE TRANSACTION ENTITIES, THE MANAGER AND THE AGENTS EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21.          CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

22.          Use of Information. The Agents may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Transaction Entities.

23.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission or email of a .pdf attachment.

24.          Effect of Headings. The section, Schedule and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

25.          Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of each Agent, and each Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such Free Writing Prospectus consented to by the Agents or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit 25 hereto are Permitted Free Writing Prospectuses.

26.          Absence of Fiduciary Relationship. The Transaction Entities and the Manager each acknowledge and agree that:

a.            Each Agent is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Transaction Entities and the Manager, or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agents, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any Agent has advised or is advising the Transaction Entities or the Manager on other matters, and the Agents have no obligation to the Transaction Entities or the Manager with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

b.            it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

c.            the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

d.            it is aware that the Agents and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Transaction Entities and the Manager and the Agents have no obligation to disclose such interests and transactions to the Transaction Entities or the Manager by virtue of any fiduciary, advisory or agency relationship or otherwise; and

e.            it waives, to the fullest extent permitted by law, any claims it may have against the Agents for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that the Agents shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Transaction Entities or the Manager, or employees or creditors of the Transaction Entities or the Manager, other than in respect of the Agents’ obligations under this Agreement and to keep information provided by the Transaction Entities or the Manager to the Agents and their counsel confidential to the extent not otherwise publicly available.

27.            Recognition of the U.S. Special Resolution Regimes.

a.            In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

b.            In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

28.          Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), each Agent is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow such Agent to properly identify its clients.

29.           Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date and (ii) the time of each sale of any Placement Shares pursuant to this Agreement.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Company Documents” means (i) all Subject Instruments and (ii) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company, the Operating Partnership or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, the Operating Partnership or any of their respective subsidiaries is subject.”

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“Free Writing Prospectus” means any free writing prospectus as defined in Rule 405.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“IRS” means the U.S. Internal Revenue Service.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Management Agreement” means the amended and restated management agreement among the Company, the Operating Partnership and the Manager, dated as of May 1, 2024.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Operating Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated June 21, 2021

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Repayment Event” means any event or condition which, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company, or (ii) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company or any subsidiary of the Company is a party the right to liquidate or accelerate the payment obligations or designate an early termination date under such agreement or instrument, as the case may be.

“Rule 164,” “Rule 172,” “Rule 173(d)” “Rule 405,” “Rule 412,” “Rule 415,” “Rule 415(a)(6),” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Subject Instruments” means all instruments, agreements and documents incorporated by reference into the Registration Statement or filed as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document incorporated by reference into or filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not incorporated by reference into or included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

“Termination Event” means any event or condition which gives any person the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any Company Documents or any rights of the Company or any of its subsidiaries thereunder, including, without limitation, upon the occurrence of a change of control of the Company or other similar events.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated or deemed incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agent outside of the United States.

[Remainder of the page intentionally left blank]

If the foregoing correctly sets forth the understanding between the Transaction Entities, the Manager and each of the Agents, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Transaction Entities, the Manager and each of the Agents.

Very truly yours,

ANGEL OAK MORTGAGE REIT, INC.

By:	/s/ Brandon Filson
	Name:	Brandon Filson
	Title:	Chief Financial Officer and Treasurer

ANGEL OAK MORTGAGE OPERATING PARTNERSHIP, LP

By:	Angel Oak Mortgage OP GP, LLC, its general partner

By:	Angel Oak Mortgage REIT, Inc., its sole member

By:	/s/ Brandon Filson
	Name:	Brandon Filson
	Title:	Chief Financial Officer and Treasurer

FALCONS I, LLC

By:	/s/ Brandon Filson
	Name:	Brandon Filson
	Title:	Treasurer

[Signature Page to Sales Agreement]

ACCEPTED as of the date first-above written:

B. RILEY SECURITIES, INC.

By:	/s/ Patrice McNicoll
	Name:	Patrice McNicoll
	Title:	Co-Head of Investment Banking

BTIG, LLC

By:	/s/ Tosh Chandra
	Name:	Tosh Chandra
	Title:	Managing Director

PIPER SANDLER & CO.

By:	/s/ Connor Leahey
	Name:	Connor Leahey
	Title:	Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Saurabh Monga
	Name:	Saurabh Monga
	Title:	Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Jamie Cohen
	Name:	Jamie Cohen
	Title:	Managing Director

[Signature Page to Sales Agreement]

SCHEDULE 1

Common Stock

(par value $0.01 per share)

Terms Agreement

[Name of Agent]

[Address]

Ladies and Gentlemen:

Angel Oak Mortgage REIT, Inc., a Maryland corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the At Market Issuance Sales Agreement, dated August 8, 2024 (the “Sales Agreement”), among the Company, Angel Oak Mortgage Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership” and together with the Company, the “Transaction Entities”), Falcons I, LLC, a Delaware limited liability company (the “Manager”), and B. Riley Securities, Inc., BTIG, LLC, Piper Sandler & Co., RBC Capital Markets, LLC and Wells Fargo Securities, LLC (each an “Agent” and collectively, the “Agents”), to issue and sell to [•] and [•] as principal for resale ([collectively,] the “Underwriter[s]”), and the Underwriter[s] agree[s] to purchase from the Company the shares of Common Stock specified in Schedule A hereto (the “[Initial]* Securities”), on the terms specified in Schedule A hereto. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

[The Company grants an option to the Underwriter[s] to purchase up to an additional [•] shares of Common Stock specified in Schedule A hereto (the “Option Securities”, and together with the Initial Securities, the “Securities”) at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter[s] to the Company setting forth the number of Option Securities as to which the Underwriter[s] is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter[s], but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). For purposes of clarity, the parties hereto agree that the officers’ certificates, opinions and letter of counsel and accountants’ letter referred to in Section 8(l), (m) and (n) of the Sales Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.]*

Payment of the purchase price for, and delivery of certificates for, the [Initial]* Securities shall be made at the offices of [•], [•], or at such other place as shall be agreed upon by the Underwriter[s] and the Company, at [•] A.M./P.M. (New York City time) on the first (or second, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter[s] and the Company (such time and date of payment and delivery being herein called “Settlement Date”).

[In addition, in the event that any or all of the Option Securities are purchased by the Underwriter[s], payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, on each Date of Delivery as specified in the notice from the Underwriter[s] to the Company.]*

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery of the Securities to the Underwriter[s]. Each of the provisions of the Sales Agreement not related solely to the Agent, as agent of the Company, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement, as of each Representation Date, [and] [,]* as of the Settlement Date [and any Date of Delivery]*

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter[s], on the one hand, and the Transaction Entities and the Manager, on the other hand, in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

*Include only if the Underwriter[s] has an option to purchase additional shares of Common Stock from the Company

Very truly yours,

Angel Oak Mortgage REIT, Inc.

By:
	Name:	Brandon Filson
	Title:	Chief Financial Officer and Treasurer

Angel Oak Mortgage Operating Partnership, LP

By:	Angel Oak Mortgage OP GP, LLC, its general partner

By:	Angel Oak Mortgage REIT, Inc., its sole member

By:
	Name:	Brandon Filson
	Title:	Chief Financial Officer and Treasurer

Falcons I, LLC

By:
	Name:	Brandon Filson
	Title:	Treasurer

Accepted as of the date hereof:
[Name of Underwriter]
By:
Name:
Title:

SCHEDULE 2

FORM OF PLACEMENT NOTICE

From:	Angel Oak Mortgage REIT, Inc.

To:	[B. Riley Securities, Inc.][BTIG, LLC][Piper Sandler & Co.][RBC Capital Markets, LLC][Wells Fargo Securities, LLC]

Attention:	[•]

Subject:	At Market Issuance – Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the At Market Issuance Sales Agreement among Angel Oak Mortgage REIT, Inc., a Maryland corporation (the “Company”), Angel Oak Mortgage Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership” and together with the Company, the “Transaction Entities”), Falcons I, LLC, a Delaware limited liability company (the “Manager”), and B. Riley Securities, Inc., BTIG, LLC, Piper Sandler & Co., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, dated August 8, 2024 (the “Sales Agreement”), the Transaction Entities hereby request that [identify Designated Agent] sell [up to] [____] Placement Shares at a minimum market price of $[____] per Placement Share, during the time period beginning [month, day, time] and ending [month, day, time]. [The Company advises [identify Designated Agent] that the [maximum][minimum] number of Placement Shares that me sold in any one day is [____] Placement Shares.] Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Sales Agreement.

SCHEDULE 3

Compensation

The compensation to be paid by the Company to the Designated Agent in connection with the sale of the Placement Shares shall be an amount equal to 2.0% of the gross proceeds from each sale of Placement Shares.

SCHEDULE 4

Notice Parties

EXHIBIT 6(1)

Subsidiaries of the Company

Name	Jurisdiction of Organization	Type of Entity	Names of General Partners/Managing Members
Angel Oak Mortgage Operating Partnership, LP	Delaware	Limited Partnership	Angel Oak Mortgage OP GP, LLC

Angel Oak Mortgage OP GP, LLC	Delaware	Limited Liability Company	Angel Oak Mortgage, REIT Inc.

Angel Oak Mortgage REIT TRS, LLC	Delaware	Limited Liability Company	Angel Oak Mortgage Operating Partnership, LP

AOMI SPV LLC	Delaware	Limited Liability Company	Angel Oak Mortgage REIT TRS, LLC

Angel Oak Mortgage Fund TRS	Delaware	Statutory Trust	Not applicable

AOMR TRS SPE, LLC	Delaware	Limited Liability Company	Angel Oak Mortgage REIT TRS, LLC

AOMR-REO, LLC	Delaware	Limited Liability Company	Angel Oak Mortgage REIT TRS, LLC

Spruce Mortgage Trust	Delaware	Statutory Trust	Not applicable

AOMT II, LLC*	Delaware	Limited Liability Company	Angel Oak Mortgage Operating Partnership, LP

*AOMT II, LLC is the depositor with respect to six securitization trusts that are not listed in this Exhibit 6(1).

EXHIBIT 8(1)

Form of Company’s Representation Date Certificate

EXHIBIT 8(2)

Form of Manager’s Representation Date Certificate

EXHIBIT 8(3)

Form of Opinion of Company Counsel

EXHIBIT 8(4)

Form of Opinion of Company Counsel

EXHIBIT 8(5)

Form of Opinion of Maryland Counsel

EXHIBIT 25

Permitted Issuer Free Writing Prospectuses

None.